Exhibit 23.1
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                CONSENT OF INDEPENDENT ACCOUNTANTS

               We consent to the incorporation by reference in the registration statements of Viskase Companies, Inc. and subsidiaries on Form S-8 (File Nos. 333-10689 and 333-12829) of our report dated March 26, 2001, on our audits of the consolidated financial statements and financial statement schedule of Viskase Companies, Inc. and Subsidiaries as of December 31, 2000 and 1999, and for the years ended December 31, 2000 and December 31, 1999 and the period December 26, 1997 to December 31, 1998, which reports are included in the annual report on Form 10-K.




Chicago, Illinois
March 26, 2001